EXHIBIT 10
                                                                      ----------

                              EMPLOYMENT AGREEMENT
                              --------------------

                THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of December 5, 1997, between EXECUTIVE TELECARD, LTD., a Colorado corporation with principal offices located in Denver, Colorado (the "Company"), and CHRISTOPHER J. VIZAS, II (the "Executive").

                WHEREAS, the Executive is currently serving as the interim Chief Executive Officer of the Company;

                WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions for the employment relationship of the Executive with the Company.

                NOW, THEREFORE, it is AGREED as follows:

                1. Employment. The Executive is employed as the Chairman and Chief Executive Officer of the Company for a period commencing on the date hereof and ending on December 31, 2000. As the Chairman and Chief Executive Officer of the Company, the Executive shall render executive, policy, and other management services to the Company of the type customarily performed by persons serving in such capacities. The Executive shall be responsible for strategic planning, day to day operations, profitability, and growth. The Executive's duties shall also include the supervision of all aspects of finance, legal matters, planning, operations, marketing, sales, and personnel and shareholder relations. All Company employees shall be subject to the Executive's orders and direction. The Executive shall also perform such duties as the Board of Directors may from time to time reasonably direct. During the term of this Agreement, there shall be no material increase or decrease in the duties and responsibilities of the Executive otherwise than as provided herein, unless the parties otherwise agree in writing.

                2.  Location of Services.  During  the  term  of this agreement, the Executive shall perform services at the Company's various offices (particularly its principal office in Denver, Colorado), at an office in the Washington, D.C. metropolitan area established for the Executive as provided herein or at such other locations as the Executive reasonably determines are necessary or convenient in order to perform the services hereunder.

                Commencing on January 1, 1998 and during the term of this Agreement, the Company shall provide the Executive with and pay (or reimburse the Executive for, as applicable) all rent and other costs associated with an office in the Washington, D.C. metropolitan area. The Executive shall be entitled to use,


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and be  reimbursed  for under this  paragraph,  the office at 2000  Pennsylvania
Avenue, N.W., Washington, D.C. (or at such other location to which such office is moved) leased by a company affiliated with the Executive and the secretarial or administrative assistant(s) based at such office; provided, however, that if less than 100% of the use of such office and such assistant(s) are devoted to matters relating to the Executive's employment with the Company, the Executive shall pro rate such costs between the Company and all other uses, based upon the Executive's reasonable estimates of relative usage.

                The Company shall provide the Executive with and pay (or reimburse the Executive for, as applicable) all rent and other costs associated with a furnished apartment in the Denver, Colorado metropolitan area.

                The Executive Committee of the Company shall have the right to review the reasonableness of the office and apartment reimbursement amounts from time to time, in its discretion.

                3. Salary. The Company shall pay the Executive an annual salary equal to $200,000, with such increases as may be determined by the Board of Directors in its discretion ("Base Salary"). The Base Salary of the Executive shall not be decreased at any time during the term of this Agreement from the amount then in effect, unless the Executive otherwise agrees in writing. Participation in deferred compensation, discretionary bonus retirement, and other employee benefit plans and in fringe benefits shall not reduce the Base Salary. The Base Salary shall be payable to the Executive not less frequently than monthly.

                4. Bonuses. The Executive shall be eligible to earn annual bonuses during each fiscal year or portion (but not less than one fiscal quarter) thereof (a "Bonus Period") that he remains an executive employee of the Company. For each Bonus Period the Board of Directors and the Executive shall adopt financial performance targets expressed in gross revenues and EBITDA (earnings before interest, taxes, depreciation and amortization) (unless different performance measures are agreed upon in writing by the Company and the Executive). If such targets are met or exceeded for such Bonus Period, the Executive shall earn a bonus equal to 50% of the Base Salary in effect as of the end of such Bonus Period. If between 70% and 100% of such targets are met for such Bonus Period (averaging the percentages of achievement), the Executive shall earn a bonus equal to the percentage of such target that was met multiplied by 50% of the Base Salary in effect as of the end of such Bonus Period. In the event that a Bonus Period is other than a fiscal year, the financial performance targets for the applicable fiscal year(s) shall be pro rated based upon the number of days in the Bonus Period. An amount equal to each bonus earned under this paragraph shall be set aside by the Company in a separate interest-bearing account (which shall be subject to the claims of general creditors of the Company) within 90 days after the end of each Bonus

                                      -2-

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Period,  and all accrued  interest  shall become part of such bonus.  Such bonus
(with accrued interest) shall become payable to the Executive on the earlier of the date that is 15 days after termination of Executive's employment under this Agreement by the Company and January 15, 2001, at which time it shall be paid in a single lump sum; provided, however, that if any portion of such lump sum payment would be subject to the deduction disallowance rule of Section 162(m) of the Internal Revenue Code of 1986, or its successor, then such portion instead shall be payable immediately after the start of the next calendar year. The Board of Directors may, in its sole discretion, award additional or greater bonuses to the Executive based upon achievement of other Company objectives during the Bonus Period, including without limitation the Company exceeding 100% of one or both of the financial performance targets.

                5. Participation in Employee Benefit Plans. The Executive shall be entitled to participate, on the same basis as other executive employees of the Company, in any stock option, stock purchase, pension, thrift, profit-sharing, group life insurance, medical coverage, education, or other retirement or employee pension or welfare plan or benefits that the Company has adopted or may adopt for the benefit of its employees. The Executive shall be entitled to participate in any fringe benefits which are now or may be or become applicable to the Company's executive employees generally. The Executive shall promptly be reimbursed for any expenses which he may incur in connection with his services hereunder in accordance with the Company's normal reimbursement policies as established from time to time.

                6. Stock Options. The Executive shall be granted options to purchase an aggregate of 500,000 shares of the Company's common stock in consideration of the Executive's acceptance of employment hereunder and in consideration of the Executive relinquishing all prior stock option grants from the Company. The exercise prices and vesting of such new options shall be as follows:

                    (i) options to purchase 50,000 shares shall have an exercise price equal to $2.32 (the fair market value at December 5, 1997, the time of grant), and shall vest immediately.

                    (ii) options to purchase 50,000 shares shall have an exercise price equal to $2.32 per share, and shall vest on the first anniversary of the date hereof, subject only to continued employment as of such date.

                    (iii) options to purchase 100,000 shares shall have an exercise price equal to $2.32 per share, and shall vest on the first anniversary of the date hereof, subject to achievement of the financial performance targets determined under (or in the same manner as provided in) Section 4 of this Agreement for the period commencing on January 1, 1998 and ending on December 31, 1998; if such targets are met or exceeded for such period, all such options shall vest; if between 70% and 100% of such targets are met for such period (averaging the percentages of

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achievement),  options  shall vest with respect to the number of shares equal to the percentage of such target that was met multiplied by 100,000 shares.

                    (iv) options to purchase 50,000 shares shall have an exercise price equal to $3.50 per share, and shall vest on the second anniversary of the date hereof, subject only to continued employment as of such date.

                    (v) options to purchase 100,000 shares shall have an exercise price equal to $3.50 per share, and shall vest on the second anniversary of the date hereof, subject to achievement of the financial performance targets determined under (or in the same manner as provided in)
Section 4 of this Agreement for the period commencing on January 1, 1999 and ending on December 31, 1999; if such targets are met or exceeded for such period, all such options shall vest; if between 70% and 100% of such targets are met for such period (averaging the percentages of achievement), options shall vest with respect to the number of shares equal to the percentage of such target that was met multiplied by 100,000 shares.

                    (vi) options to purchase 50,000 shares shall have an exercise price equal to $4.50 per share, and shall vest on the third anniversary of the date hereof, subject only to continued employment as of such date.

                    (vii) options to purchase 100,000 shares shall have an exercise price equal to $4.50 per share, and shall vest on the third anniversary of the date hereof, subject to achievement of the financial performance targets determined under (or in the same manner as provided in) Section 4 of this Agreement for the period commencing on January 1, 2000 and ending on December 31, 2000; if such targets are met or exceeded for such period, all such options shall vest; if between 70% and 100% of such targets are met for such period (averaging the percentages of achievement), options shall vest with respect to the number of shares equal to the percentage of such target that was met multiplied by 100,000 shares.

                Each of the options will have a term of five years from December 5, 1997. To the extent eligible, the options will be issued as incentive stock options within the meaning and subject to the limitations of Section 422 of the Internal Revenue Code. Once an option vests, it will remain vested and the Executive will be permitted to exercise the option for the remainder of the five year term of the option, without regard to termination of employment or the reasons therefor. If the Company terminates the Executive's employment other than "termination for cause," as defined below, options that are not yet vested will vest to the extent that the Company achieves the applicable target(s) for the period in which such termination occurs. If during the term of this Agreement there is a "change in control" of the Company, as defined below, and in connection with or within two years after such change of control the Company terminates the Executive's employment other than "termination for cause," all of the options shall vest in full

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to the  extent  and at such time  that such  options  would  have  vested if the
Executive had remained employed for the remainder of the term of this Agreement.

                7. Standards. The Executive shall perform the Executive's duties and responsibilities under this Agreement in accordance with such reasonable standards as may be established from time to time by the Board of Directors. The reasonableness of such standards shall be measured against standards for executive performance generally prevailing in the Company's industry.

                8. Voluntary Absences; Vacations. The Executive shall be entitled, without loss of pay, to be absent voluntarily for reasonable periods of time from the performance of the duties and responsibilities under this Agreement. All such voluntary absences shall count as paid vacation time, unless the Board of Directors otherwise approves. The Executive shall be entitled to annual paid vacation of at least four weeks per year or such longer period as the Board of Directors of the Company may approve. The timing of paid vacations shall be scheduled in a reasonable manner by the Executive.

                9. Disability. If the Executive shall become disabled or incapacitated to the extent that the Executive is unable to perform the Executive's duties and responsibilities hereunder, the Executive shall be entitled to receive disability benefits of the type provided for other executive employees of the Company.

                10. Termination of Employment.

                    (a) The Board of Directors may terminate the Executive's employment at any time, subject to payment of the compensation described below.

                    (b) In the case of any termination by the Board of Directors other than "termination for cause" as defined below, or in the case of any termination by the Executive after a material breach of this Agreement by the Company ("termination with good reason"), the Executive shall continue to receive, for one year commencing on the date of such termination (the "Severance Period"), full Base Salary, any bonus that is earned after the termination of employment, and all other benefits and compensation that the Executive would have been entitled to under this Agreement in the absence of termination of employment (collectively, the "Severance Amount"). The Severance Amount shall not be reduced by any compensation which the Executive may receive for other employment with another employer after termination of employment with the Company. If during the term of this Agreement there is a "change in control" of the Company, and in connection with or within two years after such change of control the Company terminates the Executive's employment other than termination for cause, the Company shall be obligated, concurrently with such termination, to pay the Severance Amount in a single lump sum cash payment to the Executive. If the Company fails to make

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timely payment of any portion of the Severance  Amount,  the Executive  shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred by the Executive in taking action to collect such amount or otherwise enforce this Agreement. In addition, the Executive shall be entitled to interest on the amounts owed to him under this Agreement at the rate of 5% above the prime rate (defined as the base rate on corporate loans at large U.S. money center commercial banks as published by the Wall Street Journal), compounded monthly, for the period from the date of employment termination until payment is made to the Executive.

                    (c) The Executive shall have no right to receive compensation or other benefits from the Company for any period after termination for cause by the Company or termination by the Executive other than termination with good reason, except for any vested retirement benefits to which the Executive may be entitled under any qualified employee pension plan maintained by the Company and any deferred compensation to which the Executive may be entitled.

                    (d) The term "termination for cause" shall mean termination by the Company because of the Executive's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses), or material breach of any provision of this Agreement.

                    (e) A "change in control," for purposes of this Agreement, shall be deemed to have taken place if: (i) any person becomes the beneficial owner of 20% or more of the total number of voting shares of the Company; (ii) any person becomes the beneficial owner of 10% or more, but less than 20% of the total number of voting shares of the Company, if the Board of Directors makes a determination that such beneficial ownership constitutes or will constitute control of the Company; (iii) any persons (other than persons named as proxies solicited on behalf of the Board of Directors) hold revocable or irrevocable proxies, as to the election or removal of two or more directors of the Company, for 25% or more of the total number of voting shares of the Company; (iv) any person has commenced a tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of 20% or more of the total number of shares of the Company; or (v) as the result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transaction shall cease to constitute at least two-thirds of the Board of Directors of the Company or any successor corporation. For purposes of this paragraph, a "person" includes an individual, corporation, partnership, trust or group acting in concert, and a "beneficial owner" shall have the meaning used in Rule 13d-3 under the Securities Exchange Act of 1934.

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                11. Restrictive Covenants.

                    (a) During the employment of the Executive under this Agreement and for a period of one year after termination of such employment other than a termination by the Company without cause, the Executive shall not at any time (i) compete on his own behalf or on behalf of any other person or entity, with the Company or any of its affiliates within all territories in which the Company does business with respect to the business of the Company or any of its affiliates as such business shall be conducted on the date hereof or during the employment of the Executive under this Agreement; (ii) solicit or induce, on his own behalf or on behalf of any other person or entity, any employee of the Company or any of its affiliates to leave the employ of the Company or any of its affiliates; or (iii) solicit or induce, on his own behalf or on behalf of any other person or entity, any customer of the Company or any of its affiliates to reduce its business with the Company or any of its affiliates.

                    (b) The Executive shall not at any time during or subsequent to his employment by the Company, on his own behalf or on behalf of any other person or entity, disclose any proprietary information of the Company or any of its affiliates to any other person or entity other than on behalf of the Company or in conducting its business, and the Executive shall not use any such proprietary information for his own personal advantage or make such proprietary information available to others for use, unless such information shall have come into the public domain other than through unauthorized disclosure.

                    (c) The ownership by the Executive of not more than 5% of a corporation, partnership or other enterprise shall not constitute a violation hereof.

                    (d) If any portion of this Section 11 is found by a court of competent jurisdiction to be invalid or unenforceable, but would be valid and enforceable if modified, this Section 11 shall apply with such modifications necessary to make this Section 11 valid and enforceable. Any portion of this
Section 11 not required to be so modified shall remain in full force and effect and not be affected thereby. The Executive agrees that the Company shall have the right of specific performance in the event of a breach by the Executive of this Section 11.

                12. No Assignments. This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. However, in the event of the death of the Executive all rights to receive payments hereunder shall become rights of the Executive's estate.

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                13. Other Contracts. The Executive shall not, during the term of this Agreement, have any other paid employment other than with a subsidiary of the Company, except with the prior approval of the Board of Directors.

                14. Amendments or Additions; Action by Board of Directors. No amendments or additions to this Agreement shall be binding unless in writing and signed by all parties hereto. The prior approval by a majority vote of the full Board of Directors shall be required in order for the Company to authorize any amendments or additions to this Agreement, to give any consents or waivers of provisions of this Agreement, or to take any other action under this Agreement including any termination of employment with or without cause.

                15. Section  Headings.    The  section  headings  used  in  this
Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

                16. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                17. Governing Law. This Agreement shall be governed by the laws of the State of Colorado (other than the choice of law rules thereof).

                18. Prior Agreements. This Agreement supersedes all prior agreements between the parties hereto relating to the subject matter hereof, including all prior agreements granting stock options to the Executive. From and after the date of execution of this Agreement by each of the parties hereto, neither of the parties hereto shall have any further obligations under such prior agreements, except that the Company shall continue to be obligated to pay all cash compensation presently owing to the Executive with respect to the quarter ending December 31, 1997, which funds shall be used by the Executive to unwind certain arrangements and pay certain expenses necessary for the Executive to make the commitments provided for herein.

                                               EXECUTIVE TELECARD, LTD.


                                               By:   /s/ Richard A. Krinsley
                                                     ---------------------------

                                                    /s/ Christopher J. Vizas, II
                                                    ----------------------------
                                                    CHRISTOPHER J. VIZAS, II

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